UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2011
TARGA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34991 (Commission File Number)	20-3701075 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     Targa Resources Corp. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2011. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect two Class I Directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2014 Annual Meeting of Stockholders; (2) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011; (3) conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers; and (4) conduct a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers. The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 4, 2011:
1.	Each of the two Class I directors that was up for re-election was elected for a term of three years. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Charles R. Crisp	36,682,321	5,480	3,795,690
James W. Whalen	36,664,441	23,360	3,795,690
2.	PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for 2011. The voting results were as follows:

		VOTES
VOTES FOR	VOTES AGAINST	ABSTAINED
40,467,079	16,412	0
3.	The Board proposal seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

		VOTES
VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
36,636,764	47,341	3,696	3,795,690
4.	The Board proposal regarding the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers every three years, every two years, or every year, was approved for holding future votes every three years. The voting results were as follows:

			VOTES
THREE YEARS	TWO YEARS	ONE YEAR	ABSTAINED	BROKER NON-VOTES
27,861,750	1,137,130	7,687,721	1,200	3,795,690

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.
Dated: May 27, 2011	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer